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                       TRANSACT TECHNOLOGIES INCORPORATED
                                  EXHIBIT 11.1
                        COMPUTATION OF EARNINGS PER SHARE

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
                                                               Year Ended                             Nine Months Ended
                                              ---------------------------------------------     ----------------------------
                                              December 31,     December 31,    December 31,     December 31,    December 31,
                                                  1997             1996            1995             1995            1994
                                              ------------      ------------    ------------     ------------    ------------
                                                                                (Unaudited)                      (Unaudited)
Net Income                                    $  4,893,000      $  3,340,000    $  1,332,000     $    916,000    $  1,883,000
                                              ============      ============    ============     ============    ============

SHARES:
   Basic - Weighted average common
shares outstanding                               6,767,000         5,864,000       5,400,000        5,400,000       5,400,000
   Dilutive effect of outstanding options
     and warrants as determined by the
     treasury stock method                         165,000            20,000               -                -               -
                                              ------------      ------------    ------------     ------------    ------------
   Diluted - Weighted average common
     and common equivalent shares
     outstanding                                 6,932,000         5,884,000       5,400,000        5,400,000       5,400,000
                                              ============      ============    ============     ============    ============

Net income per common and
   common equivalent share:
     Basic                                    $       0.72      $       0.57    $       0.25     $       0.17    $       0.35
                                              ============      ============    ============     ============    ============
     Diluted                                          0.71              0.57            0.25             0.17            0.35
                                              ============      ============    ============     ============    ============
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